As filed with the Securities and Exchange Commission on June 5, 2009

Registration No. 333-138021-99

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Western Goldfields Inc.
(Exact name of registrant as specified in its charter)

Ontario	Not Applicable
(State or other jurisdiction of organization)	(IRS Employer Identification Number)

200 Bay Street, Suite 3120, Royal Bank Plaza, South Tower, Toronto, Ontario, Canada M5J 2J4
(416) 324-6000
(Address of principal executive offices including zip code)

Western Goldfields, Inc. 2006 Stock Incentive Plan
(Full title of the Plan)

Western Goldfields (USA), Inc.
6502 East Highway 78
Brawley, California 92227
(928) 341-4653 Extension 103

(Name and address of agent for service)

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

On October 16, 2006, Western Goldfields, Inc., an Idaho corporation (“Predecessor) filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-138021 (the “Registration Statement”), for the sale of 5,000,000 common shares (“Securities”) of Predecessor under its 2006 Stock Incentive Plan.  On July 19, 2007 the Registrant as the successor to Predecessor, filed post-effective amendment no. 1 to this Registration Statement and thereby expressly adopted this Registration Statement as its own for all purposes of the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended.

On June 1, 2009, pursuant to a plan of arrangement approved by the Ontario Court of Justice on May 27, 2009, New Gold Inc., a British Columbia corporation, acquired all of the issued and outstanding common shares of Registrant.  This post-effective amendment no. 2 is being filed to deregister all of the unsold Securities registered under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, in the province of Ontario, on June 5, 2009.

WESTERN GOLDFIELDS INC.

By:	/s/ Brian Penny
Name:	Brian Penny
Title:	Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities on June 5, 2009.

Signature	Title
/s/ Robert Gallagher Robert Gallagher	Chief Executive Officer and Director
/s/ Brian Penny Brian Penny	Chief Financial Officer and Director
/s/ James Currie James Currie	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative of Western Goldfields Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of the registrant in the United States on June 5, 2009.

WESTERN GOLDFIELDS (USA), INC.

By:	/s/ Brian Penny
	Name:	Brian Penny
	Title:	Treasurer